CONFLICT MINERALS REPORT

MERIT MEDICAL SYSTEMS, INC.
YEAR ENDED DECEMBER 31, 2023

This Conflict Minerals Report (this “Report”) for the year ended December 31, 2023, is presented by Merit Medical Systems, Inc. (“Merit”) to comply with Rule 13p-1 under the Securities Exchange Act of 1934 (the “Rule”). The Rule was adopted by the Securities and Exchange Commission (“SEC”) to implement reporting and disclosure requirements related to conflict minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. The Rule imposes certain reporting obligations on SEC registrants whose manufactured products contain conflict minerals which are necessary to the functionality or production of their products. Conflict minerals are defined as cassiterite, columbite-tantalite, gold, wolframite, and their derivatives, which are limited to tin, tantalum, tungsten, and gold (“3TG”).

Company Overview

Merit Medical Systems, Inc. is engaged in the development, manufacture, and distribution of proprietary disposable medical devices used in interventional, diagnostic, and therapeutic procedures, particularly in cardiology, radiology, oncology, critical care, and endoscopy.

Merit’s world headquarters is located in South Jordan, Utah, with its principal office for European operations located in Galway, Ireland and its principal office for Asian distribution located in Beijing, China. Merit also supports its European operations from a distribution and customer service facility located in Maastricht, The Netherlands. In addition, Merit leases commercial space in India, Hong Kong, Italy, Dubai, Australia, Canada, Brazil, Malaysia, South Korea, Japan, South Africa, Singapore, Great Britain, Vietnam, Taiwan, New Zealand, Indonesia, and France, as well as in California and Texas. Merit’s principal manufacturing and packaging facilities are located in Utah, Virginia, Texas, Ireland, Brazil, France, Singapore, Mexico, and The Netherlands. Merit’s research and development activities are conducted principally at facilities located in Utah, California, Texas, Ireland, France, and Singapore.

Due DILIGENCE

Merit determined that some of its products were likely to contain 3TG due to the anticipated presence of such minerals in certain products manufactured by or for Merit or in parts or materials obtained from suppliers.

Merit has conducted a reasonable country of origin inquiry regarding the origin of the 3TG necessary for the functionality or production of products manufactured, or contracted to be manufactured, by or for Merit. The reasonable country of origin inquiry consisted of a survey of suppliers of metal parts or materials necessary for the functionality or production of products manufactured by or for Merit. As a purchaser, Merit is several steps removed in the supply chain from the actual mining of and processing of minerals that are in the purchased materials used for its products. Given the complexity of its supply chain, Merit relies on its suppliers to provide information relevant to the origin of the 3TG contained in purchased materials supplied to it, including sources of 3TG that are supplied to them in earlier stages of the supply chain. A large number of Merit’s suppliers and their suppliers are not subject to Securities and Exchange Commission (“SEC”) regulations; therefore, its ability to obtain information responsive to the Rule’s requirements is subject to the cooperation of these suppliers.

Merit utilized the Organisation for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, to the extent practicable and reasonable given Merit’s particular supply chain and industry. Merit sought to identify the originating smelter or refinery for 3TG in an attempt to discover whether or not the smelter or refinery had been determined to be conflict-free by existing industry and/or trade association programs.

For the 2023 reporting year, Merit surveyed its suppliers with an 85% response rate. Merit did additional work in the past year to narrow its “in scope” number of suppliers subject to the survey.

Results

Of the suppliers that responded to Merit’s survey questionnaire, the vast majority responded that their products, parts, or processes either did not contain 3TG or that any 3TG contained in their products, parts, or processes did not originate in the Democratic Republic of the Congo or adjoining countries. A significant majority of Merit’s suppliers that reported the presence of 3TG identified the smelter facilities providing such minerals as being “conflict free,” as determined by programs such as the Conflict Free Smelter Program of the Electronic Industry Citizenship Coalition and the Global e-Sustainability Initiative or that the supply of 3TG originated from scrap or recycled sources. A small number of suppliers responded that their smelters confirmed sourcing from the Democratic Republic of the Congo or adjoining countries, but these suppliers were unable to confirm that the smelters were conflict-free. Because not all of Merit’s suppliers adequately responded to Merit’s multiple inquiries, Merit has been unable to determine the precise origin of some of the 3TG minerals contained in or utilized in the manufacture of such products for the year ended December 31, 2023.

Based on Merit’s due diligence efforts, Merit does not have sufficient information to conclusively determine all of the smelters or the countries of origin for the 3TG minerals in all of Merit’s products.

Independent Audit

This Report has not been subject to an independent private sector audit, in recognition of the final judgment by the District Court for the District of Columbia in National Association of Manufacturers, et. al. v. Securities and Exchange Commission, et. al., No. 13-CF-000635 (D.D.C. Apr. 3, 2017), and regulatory guidance provided by the SEC on remand. Moreover, pursuant to the SEC rule and SEC staff guidance, because Merit does not affirmatively label its products as “DRC conflict free,” it is not required to obtain an independent private-sector audit (IPSA) and include the audit report as part of a conflict minerals report.

Policies Applicable to Conflict minerals

As part of its due diligence efforts, Merit also has developed a Conflict Minerals Policy (available at http://www.merit.com/about/conflict-minerals-policy/) and a Code of Conduct for Suppliers (available at http://www.merit.com/about/code-of-conduct-for-suppliers/). The Code of Conduct for Suppliers includes important expectations in the area of Corporate Social Responsibility (CSR), particularly labor standards. These two documents outline the expectations Merit has for its suppliers, as well as steps Merit may choose to take for any non-compliance by its suppliers with the Policy or Code of Conduct.

Steps to be Taken in 2024

Merit plans to continue to improve its due diligence process in 2024 to further mitigate the risk that the necessary 3TG in Merit’s products does not finance or benefit armed groups in the Democratic Republic of the Congo or adjoining countries. These improvements include:

●	Continuing to strengthen engagement with relevant suppliers, including modifying its due diligence system and supplier database to ensure that its communications are focused on those suppliers most likely to provide Merit with the subject 3TG metals in question.
●	Assigning additional resources in its Corporate Social Responsibility (CSR) program, which should benefit its due diligence under both the US conflict minerals regulation as well as the European Union conflict minerals requirements.
●	Adopting new systems and technologies to enhance Merit’s scrutiny of its supply chain, including the assignment of resources from Merit’s Procurement and Operations teams to improve the vetting and monitoring of Merit’s suppliers.
●	Adapting to new and different supplier due diligence and sourcing strategies in the wake of the COVID-19 pandemic.
●	Continuing to provide feedback to suppliers regarding inadequate reporting or completion of the CMRT assessment.

APPENDIX 1

Known Smelters and Locations

Metal	Smelter Name	Smelter Country
Gold	L'Orfebre S.A.	Andorra
Gold	Western Australian Mint (T/a The Perth Mint)	Australia
Gold	ABC Refinery Pty Ltd.	Australia
Gold	Western Australian Mint (The Perth Mint)	Australia
Gold	Western Australian Mint trading as The Perth Mint	Australia
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	Austria
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	Austria
Gold	Umicore Precious Metals Refining Hoboken	Belgium
Gold	Umicore S.A. Business Unit Precious Metals Refining	Belgium
Gold	Industrial Refining Company	Belgium
Gold	Tony Goetz NV	Belgium
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	Brazil
Gold	Marsam Metals	Brazil
Gold	Umicore Brasil Ltda.	Brazil
Gold	Coimpa Industrial LTDA	Brazil
Gold	AngloGold Ashanti Córrego do Sítio Mineração	Brazil
Gold	Asahi Refining Canada Ltd.	Canada
Gold	Royal Canadian Mint	Canada
Gold	CCR Refinery - Glencore Canada Corporation	Canada
Gold	Planta Recuperadora de Metales SpA	Chile
Gold	China's Shandong Gold Mining Co., Ltd	China
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China
Gold	Zhaoyuan Gold Group	China
Gold	Metalor Technologies (Hong Kong) Ltd.	China
Gold	Metalor Technologies (Suzhou) Ltd.	China
Gold	Heraeus Metals Hong Kong Ltd.	China
Gold	Shandong Gold Smelting Co., Ltd.	China
Gold	Jiangxi Copper Co., Ltd.	China
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	China
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China
Gold	Sichuan Tianze Precious Metals Co., Ltd.	China
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	China
Gold	Shenzhen CuiLu Gold Co., Ltd.	China
Gold	Dongwu Gold Group	China
Gold	Yunnan Copper Industry Co., Ltd.	China
Gold	Daye Non-Ferrous Metals Mining Ltd.	China

Gold	Refinery of Seemine Gold Co., Ltd.	China
Gold	Hunan Chenzhou Mining Co., Ltd.	China
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	China
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	China
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China
Gold	Lingbao Gold Co., Ltd.	China
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	China
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	China
Gold	Penglai Penggang Gold Industry Co., Ltd.	China
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China
Gold	Tongling Nonferrous Metals Group Co., Ltd.	China
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	China
Gold	Guangdong Jinding Gold Limited	China
Gold	Shandong Humon Smelting Co., Ltd.	China
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	China
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	China
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	China
Gold	Zhaojin Mining Industry Co., Ltd.	China
Gold	Heraeus Ltd. Hong Kong	China
Gold	Zijin Mining Group Co., Ltd. Gold Refinery	China
Gold	Zhongkuang Gold Industry Co., Ltd.	China
Gold	Henan Yuguang Gold & Lead Co., Ltd.	China
Gold	Gold by Gold Colombia	Colombia
Gold	Sancus ZFS (L’Orfebre, SA)	Colombia
Gold	C.I Metales Procesados Industriales SAS	Colombia
Gold	SAFINA A.S.	Czechia
Gold	WEEEREFINING	France
Gold	SAAMP	France
Gold	Agosi AG	Germany
Gold	Aurubis AG	Germany
Gold	C. Hafner GmbH + Co. KG	Germany
Gold	Heimerle + Meule GmbH	Germany
Gold	Heraeus Germany GmbH Co. KG	Germany
Gold	WIELAND Edelmetalle GmbH	Germany
Gold	Heraeus Precious Metals GmbH & Co. KG	Germany
Gold	Degussa Sonne / Mond Goldhandel GmbH	Germany
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	Germany
Gold	DODUCO GmbH	Germany
Gold	SAXONIA Edelmetalle GmbH	Germany
Gold	Gold Coast Refinery	Ghana
Gold	MMTC-PAMP India Pvt., Ltd.	India
Gold	CGR Metalloys Pvt Ltd.	India
Gold	Sovereign Metals	India

Gold	Augmont Enterprises Private Limited	India
Gold	Kundan Care Products Ltd.	India
Gold	MD Overseas	India
Gold	Emerald Jewel Industry India Limited (Unit 1)	India
Gold	Emerald Jewel Industry India Limited (Unit 2)	India
Gold	Emerald Jewel Industry India Limited (Unit 3)	India
Gold	Emerald Jewel Industry India Limited (Unit 4)	India
Gold	JALAN & Company	India
Gold	Bangalore Refinery	India
Gold	GGC Gujrat Gold Centre Pvt. Ltd.	India
Gold	Sai Refinery	India
Gold	Shirpur Gold Refinery Ltd.	India
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	India
Gold	PT Aneka Tambang (Persero) Tbk	Indonesia
Gold	Chimet S.p.A.	Italy
Gold	Italpreziosi	Italy
Gold	T.C.A S.p.A	Italy
Gold	Safimet S.p.A	Italy
Gold	8853 S.p.A.	Italy
Gold	Tanaka Kikinzoku Kogyo K.K.	Japan
Gold	Chugai Mining	Japan
Gold	Sumitomo Metal Mining Co., Ltd.	Japan
Gold	Aida Chemical Industries Co., Ltd.	Japan
Gold	Asahi Pretec Corp.	Japan
Gold	Dowa	Japan
Gold	Ishifuku Metal Industry Co., Ltd.	Japan
Gold	JX Nippon Mining & Metals Co., Ltd.	Japan
Gold	Kojima Chemicals Co., Ltd.	Japan
Gold	Matsuda Sangyo Co., Ltd.	Japan
Gold	Mitsubishi Materials Corporation	Japan
Gold	Mitsui Mining and Smelting Co., Ltd.	Japan
Gold	Nihon Material Co., Ltd.	Japan
Gold	Tokuriki Honten Co., Ltd.	Japan
Gold	Asaka Riken Co., Ltd.	Japan
Gold	Japan Mint	Japan
Gold	Eco-System Recycling Co., Ltd. East Plant	Japan
Gold	Ohura Precious Metal Industry Co., Ltd.	Japan
Gold	Eco-System Recycling Co., Ltd. North Plant	Japan
Gold	Eco-System Recycling Co., Ltd. West Plant	Japan
Gold	Yamakin Co., Ltd.	Japan
Gold	Yokohama Metal Co., Ltd.	Japan
Gold	Eco-System Recycling Co., Ltd.	Japan
Gold	Yamamoto Precious Metal Co., Ltd.	Japan

Gold	Tanaka Kikinzoku International	Japan
Gold	Kazzinc	Kazakhstan
Gold	TOO Tau-Ken-Altyn	Kazakhstan
Gold	Kazakhmys Smelting LLC	Kazakhstan
Gold	LS-NIKKO Copper Inc.	Korea, Republic of
Gold	Torecom	Korea, Republic of
Gold	DSC (Do Sung Corporation)	Korea, Republic of
Gold	LT Metal Ltd.	Korea, Republic of
Gold	Korea Zinc Co., Ltd.	Korea, Republic of
Gold	SungEel HiMetal Co., Ltd.	Korea, Republic of
Gold	NH Recytech Company	Korea, Republic of
Gold	HwaSeong CJ CO., LTD.	Korea, Republic of
Gold	Samduck Precious Metals	Korea, Republic of
Gold	Samwon Metals Corp.	Korea, Republic of
Gold	LS-NIKKO Copper Inc.	Korea, Republic of
Gold	Daejin Indus Co., Ltd.	Korea, Republic of
Gold	HeeSung Metal Ltd.	Korea, Republic of
Gold	Kyrgyzaltyn JSC	Kyrgyzstan
Gold	State Research Institute Center for Physical Sciences and Technology	Lithuania
Gold	Modeltech Sdn Bhd	Malaysia
Gold	Sellem Industries Ltd.	Mauritania
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	Mexico
Gold	Caridad	Mexico
Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.	Mexico
Gold	REMONDIS PMR B.V.	Netherlands
Gold	Schone Edelmetaal B.V.	Netherlands
Gold	Remondis Argentia B.V.	Netherlands
Gold	Morris and Watson	New Zealand
Gold	K.A. Rasmussen	Norway
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines
Gold	KGHM Polska Miedz Spolka Akcyjna	Poland
Gold	Albino Mountinho Lda.	Portugal
Gold	Kyshtym Copper-Electrolytic Plant ZAO	Russian Federation
Gold	JSC Novosibirsk Refinery	Russian Federation
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation
Gold	JSC Uralelectromed	Russian Federation
Gold	Moscow Special Alloys Processing Plant	Russian Federation
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	Russian Federation
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation
Gold	Prioksky Plant of Non-Ferrous Metals	Russian Federation
Gold	OJSC Novosibirsk Refinery	Russian Federation

Gold	L'azurde Company For Jewelry	Saudi Arabia
Gold	Lazurde Company For Jewelry	Saudi Arabia
Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore
Gold	Rand Refinery (Pty) Ltd.	South Africa
Gold	Metal Concentrators SA (Pty) Ltd.	South Africa
Gold	AU Traders and Refiners	South Africa
Gold	SEMPSA Joyeria Plateria S.A.	Spain
Gold	SEMPSA Joyería Platería S.A.	Spain
Gold	Sudan Gold Refinery	Sudan
Gold	Boliden AB	Sweden
Gold	Valcambi S.A.	Switzerland
Gold	Metalor Technologies S.A.	Switzerland
Gold	Argor-Heraeus S.A.	Switzerland
Gold	MKS PAMP SA	Switzerland
Gold	PX Precinox S.A.	Switzerland
Gold	Cendres + Metaux S.A.	Switzerland
Gold	PX Précinox S.A.	Switzerland
Gold	PAMP S.A.	Switzerland
Gold	Metalor Switzerland	Switzerland
Gold	Cendres + Métaux S.A.	Switzerland
Gold	Solar Applied Materials Technology Corp.	Taiwan, Province of China
Gold	Super Dragon Technology Co., Ltd.	Taiwan, Province of China
Gold	Singway Technology Co., Ltd.	Taiwan, Province of China
Gold	Umicore Precious Metals Thailand	Thailand
Gold	Istanbul Gold Refinery	Turkey
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	Turkey
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey
Gold	African Gold Refinery	Uganda
Gold	Dijllah Gold Refinery FZC	United Arab Emirates
Gold	Fujairah Gold FZC	United Arab Emirates
Gold	Al Etihad Gold Refinery DMCC	United Arab Emirates
Gold	Emirates Gold DMCC	United Arab Emirates
Gold	International Precious Metal Refiners	United Arab Emirates
Gold	Kaloti Precious Metals	United Arab Emirates
Gold	Al Etihad Gold LLC	United Arab Emirates
Gold	Sam Precious Metals	United Arab Emirates
Gold	Metalor USA Refining Corporation	United States of America
Gold	Kennecott Utah Copper LLC	United States of America
Gold	Asahi Refining USA Inc.	United States of America
Gold	United Precious Metal Refining, Inc.	United States of America
Gold	Materion	United States of America
Gold	Geib Refining Corporation	United States of America
Gold	Abington Reldan Metals, LLC	United States of America

Gold	Johnson Matthey Inc. (USA)	United States of America
Gold	Pease & Curren	United States of America
Gold	QG Refining, LLC	United States of America
Gold	Alexy Metals	United States of America
Gold	Metallix Refining Inc.	United States of America
Gold	Sabin Metal Corp.	United States of America
Gold	Advanced Chemical Company	United States of America
Gold	Elemetal Refining, LLC	United States of America
Gold	So Accurate Group, Inc.	United States of America
Gold	Republic Metals Corporation	United States of America
Gold	Noble Metal Services, Inc.	United States of America
Gold	Geib Refining	United States of America
Gold	Kennecott Utah Copper LLC	United States of America
Gold	Metalor USA Refining Corporation	United States of America
Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan
Gold	Fidelity Printers and Refiners Ltd.	Zimbabwe
Tantalum	Plansee SE Reutte	Austria
Tantalum	Mineracao Taboca S.A.	Brazil
Tantalum	AMG Brasil	Brazil
Tantalum	Resind Industria e Comercio Ltda.	Brazil
Tantalum	LSM Brasil S.A.	Brazil
Tantalum	RFH Metals & Chemicals Co., Ltd.	China
Tantalum	Jiujiang Janny New Material Co., Ltd.	China
Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.	China
Tantalum	V&D New Materials (Jiangsu) Co., Ltd.	China
Tantalum	Jiangxi Tuohong New Raw Material	China
Tantalum	Taike Technology(Suzhou)Co.,Ltd.	China
Tantalum	XIMEI RESOURCES(GUIZHOU) TECHNOLOGY CO., LTD.	China
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	China
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	China
Tantalum	F&X Electro-Materials Ltd.	China
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	China
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China
Tantalum	Jiujiang Tanbre Co., Ltd.	China
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	China
Tantalum	Zhuzhou Cemented Carbide Group Co., Ltd.	China
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China
Tantalum	FIR Metals & Resource Ltd.	China
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	China

Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	China
Tantalum	Yancheng Jinye New Material Technology Co., Ltd.	China
Tantalum	Ningxia Non-Ferrous Metal Smeltery	China
Tantalum	RFH Tantalum Smeltry Co., Ltd.	China
Tantalum	NPM Silmet AS	Estonia
Tantalum	5D Production OU	Estonia
Tantalum	Molycorp Silmet A.S.	Estonia
Tantalum	TANIOBIS Smelting GmbH & Co. KG	Germany
Tantalum	TANIOBIS GmbH	Germany
Tantalum	H.C. Starck Tantalum and Niobium GmbH	Germany
Tantalum	H.C. Starck Hermsdorf GmbH	Germany
Tantalum	H.C. Starck Smelting GmbH & Co. KG	Germany
Tantalum	H.C. Starck GmbH Goslar	Germany
Tantalum	Metallurgical Products India Pvt., Ltd.	India
Tantalum	Mitsui Mining and Smelting Co., Ltd.	Japan
Tantalum	TANIOBIS Japan Co., Ltd.	Japan
Tantalum	Global Advanced Metals Aizu	Japan
Tantalum	Taki Chemical Co., Ltd.	Japan
Tantalum	H.C. Starck Ltd.	Japan
Tantalum	Mitsui Mining & Smelting	Japan
Tantalum	Taki Chemicals	Japan
Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan
Tantalum	KEMET de Mexico	Mexico
Tantalum	KEMET Blue Metals	Mexico
Tantalum	Solikamsk Magnesium Works OAO	Russian Federation
Tantalum	PowerX Ltd.	Rwanda
Tantalum	TANIOBIS Co., Ltd.	Thailand
Tantalum	H.C. Starck Co., Ltd.	Thailand
Tantalum	Global Advanced Metals Boyertown	United States of America
Tantalum	Materion Newton Inc.	United States of America
Tantalum	D Block Metals, LLC	United States of America
Tantalum	Telex Metals	United States of America
Tantalum	Exotech Inc.	United States of America
Tantalum	QuantumClean	United States of America
Tantalum	H.C. Starck Inc.	United States of America
Tin	Aurubis Beerse	Belgium
Tin	Metallo Belgium N.V.	Belgium
Tin	Metallo-Chimique N.V.	Belgium
Tin	EM Vinto	Bolivia
Tin	Operaciones Metalurgicas S.A.	Bolivia, Plurinational State of
Tin	Operaciones Metalurgical S.A.	Bolivia, Plurinational State of
Tin	EM Vinto	Bolivia, Plurinational State of
Tin	Fabrica Auricchio Industria e Comercio Ltda.	Brazil

Tin	Mineracao Taboca S.A.	Brazil
Tin	White Solder Metalurgia e Mineracao Ltda.	Brazil
Tin	Estanho de Rondonia S.A.	Brazil
Tin	Magnu's Minerais Metais e Ligas Ltda.	Brazil
Tin	Resind Industria e Comercio Ltda.	Brazil
Tin	Super Ligas	Brazil
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	Brazil
Tin	Soft Metais Ltda.	Brazil
Tin	Melt Metais e Ligas S.A.	Brazil
Tin	TRATHO Metal Quimica	Brazil
Tin	Resind Indústria e Comércio Ltda.	Brazil
Tin	Estanho de Rondônia S.A.	Brazil
Tin	Mineração Taboca S.A.	Brazil
Tin	White Solder Metalurgia e Mineração Ltda.	Brazil
Tin	Magnus Minerais Metais e Ligas Ltda.	Brazil
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	China
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	China
Tin	China Tin Group Co., Ltd.	China
Tin	Jiangxi New Nanshan Technology Ltd.	China
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	China
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	China
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	China
Tin	Ma'anshan Weitai Tin Co., Ltd.	China
Tin	Dragon Silver Holdings Limited	China
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	China
Tin	HuiChang Hill Tin Industry Co., Ltd.	China
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	China
Tin	Gejiu Kai Meng Industry and Trade LLC	China
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China
Tin	Yunnan Tin Company Limited	China
Tin	Chengfeng Metals Co Pte Ltd	China
Tin	Yunnan Tin Company, Ltd.	China
Tin	China Yunnan Tin Co Ltd.	China
Tin	CNMC (Guangxi) PGMA Co., Ltd.	China
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	China
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.”	China
Tin	Feinhutte Halsbrucke GmbH	Germany
Tin	Precious Minerals and Smelting Limited	India
Tin	CV Ayi Jaya	Indonesia

Tin	CV Venus Inti Perkasa	Indonesia
Tin	PT Aries Kencana Sejahtera	Indonesia
Tin	PT ATD Makmur Mandiri Jaya	Indonesia
Tin	PT Babel Inti Perkasa	Indonesia
Tin	PT Babel Surya Alam Lestari	Indonesia
Tin	PT Bangka Serumpun	Indonesia
Tin	PT Bukit Timah	Indonesia
Tin	PT Menara Cipta Mulia	Indonesia
Tin	PT Mitra Stania Prima	Indonesia
Tin	PT Mitra Sukses Globalindo	Indonesia
Tin	PT Prima Timah Utama	Indonesia
Tin	PT Rajawali Rimba Perkasa	Indonesia
Tin	PT Refined Bangka Tin	Indonesia
Tin	PT Stanindo Inti Perkasa	Indonesia
Tin	PT Sukses Inti Makmur	Indonesia
Tin	PT Timah Tbk Kundur	Indonesia
Tin	PT Timah Tbk Mentok	Indonesia
Tin	PT Artha Cipta Langgeng	Indonesia
Tin	Kundur Smelter	Indonesia
Tin	PT Sariwiguna Binasentosa	Indonesia
Tin	PT Rajehan Ariq	Indonesia
Tin	PT Cipta Persada Mulia	Indonesia
Tin	PT Tinindo Inter Nusa	Indonesia
Tin	PT Putera Sarana Shakti (PT PSS)	Indonesia
Tin	PT Tommy Utama	Indonesia
Tin	PT Belitung Industri Sejahtera	Indonesia
Tin	PT Timah Nusantara	Indonesia
Tin	PT Premium Tin Indonesia	Indonesia
Tin	PT Bangka Prima Tin	Indonesia
Tin	PT Panca Mega Persada	Indonesia
Tin	PT Tirus Putra Mandiri	Indonesia
Tin	INDONESIAN STATE TIN CORPORATION MENTOK SMELTER	Indonesia
Tin	Ma'anshan Weitai Tin Co., Ltd.	Indonesia
Tin	PT Bangka Tin Industry	Indonesia
Tin	PT Timah (Persero) Tbk Mentok	Indonesia
Tin	PT Timah (Persero) Tbk Kundur	Indonesia
Tin	Mitsubishi Materials Corporation	Japan
Tin	Dowa	Japan
Tin	Mitsui Kinzoku Co., Ltd.	Japan
Tin	Malaysia Smelting Corporation (MSC)	Malaysia
Tin	Modeltech Sdn Bhd	Malaysia
Tin	Rian Resources SDN. BHD.	Malaysia
Tin	DS Myanmar	Myanmar

Tin	Pongpipat Company Limited	Myanmar
Tin	Minsur	Peru
Tin	O.M. Manufacturing Philippines, Inc.	Philippines
Tin	Fenix Metals	Poland
Tin	Novosibirsk Tin Combine	Russian Federation
Tin	Novosibirsk Processing Plant Ltd.	Russian Federation
Tin	Luna Smelter, Ltd.	Rwanda
Tin	Metallo Spain S.L.U.	Spain
Tin	CRM Synergies	Spain
Tin	Aurubis Berango	Spain
Tin	Elmet S.L.U.	Spain
Tin	Cookson	Switzerland
Tin	Rui Da Hung	Taiwan, Province of China
Tin	Thaisarco	Thailand
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand
Tin	Thailand Smelting & Refining Co Ltd	Thailand
Tin	Alpha	United States of America
Tin	Metallic Resources, Inc.	United States of America
Tin	Tin Technology & Refining	United States of America
Tin	Tin Technology & Refining	United States of America
Tin	VQB Mineral and Trading Group JSC	Viet Nam
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Viet Nam
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Viet Nam
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Viet Nam
Tin	An Vinh Joint Stock Mineral Processing Company	Viet Nam
Tungsten	Wolfram Bergbau und Hutten AG	Austria
Tungsten	Wolfram Bergbau und Hütten AG	Austria
Tungsten	ACL Metais Eireli	Brazil
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	Brazil
Tungsten	Cronimet Brasil Ltda	Brazil
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China
Tungsten	Fujian Xinlu Tungsten Co., Ltd.	China
Tungsten	Ganzhou Sunny Non-Ferrous Metals Co., Ltd.	China
Tungsten	Hubei Green Tungsten Co., Ltd.	China
Tungsten	China Molybdenum Tungsten Co., Ltd.	China
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	China
Tungsten	YUDU ANSHENG TUNGSTEN CO., LTD.	China
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	China
Tungsten	Hunan Chenzhou Mining Co., Ltd.	China

Tungsten	Hunan Jintai New Material Co., Ltd.	China
Tungsten	Xiamen Tungsten Co., Ltd.	China
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	China
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China
Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	China
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	China
Tungsten	Jingmen Dewei GEM Tungsten Resources Recycling Co., Ltd.	China
Tungsten	Fujian Ganmin RareMetal Co., Ltd.	China
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	China
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	China
Tungsten	China Molybdenum Co., Ltd.	China
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	China
Tungsten	GEM Co., Ltd.	China
Tungsten	Fujian Xinlu Tungsten	China
Tungsten	Shinwon Tungsten (Fujian Shanghang) Co., Ltd.	China
Tungsten	Jiangxi Minmetals Gaoan Non-ferrous Metals Co., Ltd.	China
Tungsten	Hunan Chenzhou Mining Group Co., Ltd.	China
Tungsten	H.C. Starck Tungsten GmbH	Germany
Tungsten	TANIOBIS Smelting GmbH & Co. KG	Germany
Tungsten	H.C. Starck Smelting GmbH & Co. KG	Germany
Tungsten	H.C. Starck GmbH	Germany
Tungsten	H.C. Starck Smelting GmbH & Co.KG	Germany
Tungsten	A.L.M.T. Corp.	Japan
Tungsten	Japan New Metals Co., Ltd.	Japan
Tungsten	A.L.M.T. TUNGSTEN Corp.	Japan
Tungsten	Allied Material Corporation	Japan
Tungsten	HANNAE FOR T Co., Ltd.	Korea, Republic of
Tungsten	DONGKUK INDUSTRIES CO., LTD.	Korea, Republic of
Tungsten	Philippine Chuangxin Industrial Co., Inc.	Philippines
Tungsten	Unecha Refractory metals plant	Russian Federation
Tungsten	Hydrometallurg, JSC	Russian Federation
Tungsten	Moliren Ltd.	Russian Federation
Tungsten	NPP Tyazhmetprom LLC	Russian Federation
Tungsten	Artek LLC	Russian Federation

Tungsten	OOO “Technolom” 2	Russian Federation
Tungsten	OOO “Technolom” 1	Russian Federation
Tungsten	JSC "Kirovgrad Hard Alloys Plant"	Russian Federation
Tungsten	LLC Vostok	Russian Federation
Tungsten	Moliren Ltd	Russian Federation
Tungsten	Lianyou Metals Co., Ltd.	Taiwan, Province of China
Tungsten	Avon Specialty Metals Ltd	United Kingdom of Great Britain and Northern Ireland
Tungsten	Niagara Refining LLC	United States of America
Tungsten	Global Tungsten & Powders LLC	United States of America
Tungsten	Kennametal Huntsville	United States of America
Tungsten	Kennametal Fallon	United States of America
Tungsten	Global Tungsten & Powders Corp.	United States of America
Tungsten	ATI Tungsten Materials	United States of America
Tungsten	ATI Metalworking Products	United States of America
Tungsten	GTP	United States of America
Tungsten	Asia Tungsten Products Vietnam Ltd.	Viet Nam
Tungsten	Masan High-Tech Materials	Viet Nam
Tungsten	Masan Tungsten Chemical LLC (MTC)	Viet Nam
Tungsten	Tungsten Vietnam Joint Stock Company	Viet Nam
Tungsten	Nam Viet Cromit Joint Stock Company	Viet Nam
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	Viet Nam